UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2011

Grid Petroleum Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-143597	NA
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 3000, Denver, Colorado 80202
(Address of principal executive offices and Zip Code)

(303) 952-7658
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective January 20, 2011, we entered into a Shared Exchange Agreement with Joaquin Basin Resources Inc., a Nevada corporation and designated therein as the “Seller”, and its stockholders designated therein as the “Selling Shareholders” (the “Agreement”).  Pursuant to the provisions of the Agreement, we agreed to issue to the Selling Shareholders (i) 62,000,000 shares of our common stock and (ii) 2,076,324 shares of our convertible preferred stock, in exchange for the transfer and delivery to us by the Selling Shareholders of the 62,000,000 shares of common issued by the Seller, which are all of the issued and outstanding securities of the Seller.  As result of the transaction contemplated by the Agreement, the Seller will become our wholly owned subsidiary.

None of the parties to the Agreement is a “related person” to us within the meaning of Instruction 1 to Item 404(a) of Regulation S-K.

The foregoing description of the Agreement and the transaction contemplated thereby is a general description only and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits
Exhibit No.                                Description of Exhibit

10.1	Share Exchange Agreement by and among Grid Petroleum Corp., on the one hand, and Joaquin Basin Resources Inc. and its shareholders, on the other hand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grid Petroleum Corp.

/s/ Tim DeHerrera
Tim DeHerrera
Chairman and Director
Date:  January 20, 2011

Exhibits Index

Exhibit No.                                Description of Exhibit

10.1	Share Exchange Agreement by and among Grid Petroleum Corp., on the one hand, and Joaquin Basin Resources Inc. and its shareholders, on the other hand